Keurig Dr Pepper Inc.
Conflict Minerals Report
For the reporting period from January 1, 2022 to December 31, 2022
Introduction

Keurig Dr Pepper Inc. (the “Company,” “KDP,” “we,” “us” or “our”) is committed to sourcing products, components and materials from companies that share our values regarding respect for human rights, ethics and environmental responsibility. We are committed to the ethical sourcing of minerals including tin, tantalum, tungsten and gold. There is concern that these “Conflict Minerals” could originate from certain mines in the Democratic Republic of the Congo (“DRC”) or an adjoining country which are controlled by armed militias who use the proceeds from the sale of these minerals to fund ongoing conflict in the region.

KDP has prepared this Conflict Minerals Report (this “Report”) pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2022 to December 31, 2022 (the “Reporting Period”).

This Report describes KDP’s due diligence process and compliance with the Rule’s requirements. The Rule requires disclosure of certain information when a reporting company manufactures, or contracts to manufacture, products which contain the minerals specified in the Rule, if those minerals are necessary to the functionality or production of such products. The specified minerals, which the Company collectively refers to in this Report as “3TG,” are gold, as well as tin, tantalum, and tungsten, the derivatives of cassiterite, columbite-tantalite, and wolframite. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Congo Republic, the Central African Republic, Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Reporting Scope

As described in this Report, certain 3TG are necessary to the functionality or production of products that the Company contracted to manufacture, or manufactured, during the Reporting Period. These products are the Company’s Keurig brewers, milk frothers, and brewer accessories (such in-scope products, collectively, the “Covered Products”). There are no additional products that KDP contracted to manufacture, or manufactured, during the Reporting Period which are considered in-scope products according to the Rule.
Our Approach

KDP uses components and materials containing 3TG in its Covered Products but does not purchase 3TG directly from mines, smelters, or refiners. Therefore, we collaborate with suppliers, industry peers, and other stakeholders as described in this Report to conduct appropriate due diligence on our upstream supply chains.

KDP is a member of the Responsible Minerals Initiative (“RMI”), a multi-industry initiative addressing Conflict Minerals issues in the supply chain (unique member code KEUR). The RMI’s Conflict Minerals Reporting Template (“CMRT”) is a widely-used standard form to collect information from the supply chain, including the names of 3TG smelters or refiners (“SORs”). RMI also manages the Responsible Minerals Assurance Process (“RMAP”), which uses independent third-party audits to assess whether 3TG SORs have systems in place to source 3TG in conformance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition (“OECD Guidance”) 1. We use the CMRT to survey our suppliers and identify SORs in our supply chain, and the RMAP to determine the country of origin and conformance status of minerals.
1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, 2016; https://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

In accordance with the Rule, KDP has in good faith conducted a reasonable country of origin inquiry (“RCOI”) regarding 3TG. This country of origin inquiry was designed to determine whether any of the 3TG used in the Covered Products originated in the Covered Countries and whether any of such 3TG may be from recycled or scrap sources. The Company also performed due diligence on the source and chain of custody of such 3TG based on the OECD Guidance and as described in more detail below.

Reasonable Country of Origin Inquiry

In 2022, KDP identified its direct suppliers believed or known to have provided materials, components or products which may contain Conflict Minerals, (such direct suppliers collectively, the “Suppliers”). KDP requested that each Supplier submit information to KDP using the CMRT.

The information submitted by KDP’s Suppliers in their CMRTs included information gathered by those Suppliers about the smelters and refiners identified in their own supply chains which KDP utilized to conduct further due diligence. As described in more detail below, KDP’s Responsible Sourcing team reviewed and analyzed each CMRT received.

KDP compared the list of SORs reported by Suppliers against the RMI’s Smelter Database2 to determine which of the reported entities are known to be true SORs of 3TG (“Eligible SORs”). The list of Eligible SORs that our Suppliers reported as being in their supply chains is set forth in Annex I. The list of countries from which KDP believes the 3TG in its Covered Products may have originated is set forth in Annex II. This information was obtained through KDP’s membership in the RMI, using the RCOI report dated April 17, 2023. Note that the RMI RCOI report only includes information for SORs that are “Conformant” according to RMAP. Through our RCOI, we found that:
–Some 3TG is sourced through SORs that are not yet RMAP-Conformant and therefore we have not yet determined the country of origin of those minerals;
–Some 3TG is sourced from RMAP-Conformant SORs, including SORs that source responsibly from the Covered Countries; and
–Some 3TG also may have originated from recycled or scrap sources.

Ultimately, KDP relies on the RMI RCOI data as the most accurate information for our RCOI.

2 The RMI Smelter Database was exported and referenced as of our cutoff date of April 17, 2023, available to members at: http://www.responsiblemineralsinitiative.org/members/smelter-database/

The information obtained from our Suppliers indicated that a portion of 3TG used in the Covered Products may have originated in the Covered Countries and were not exclusively from recycled or scrap sources, triggering the due diligence steps described in the following sections.

Due Diligence

Design of Due Diligence

KDP designed its due diligence measures in accordance with the OECD Guidance.

The OECD Guidance utilizes a five-step process for due diligence:

Step 1: Establish Strong Company Management Systems
Step 2: Identify and Assess Risks in the Supply Chain
Step 3: Design and Implement a Strategy to Respond to Identified Risks
Step 4: Carry Out Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices
Step 5: Report Annually on Supply Chain Due Diligence

Below is a description of KDP’s due diligence measures performed for the Reporting Period.

Due Diligence Measures Performed

Step 1: Establish Strong Company Management Systems:

The Company has adopted a policy relating to 3TG incorporating the standards set forth in the OECD Guidance (the “Conflict Minerals Policy”). The Conflict Minerals Policy is available on KDP’s website at https://www.keurigdrpepper.com/en/our-company/ethics-and-compliance.

KDP’s Conflict Minerals Policy states that KDP is committed to: (1) supporting the aims and objectives of the U.S. legislation on the disclosure of 3TG; (2) not knowingly procuring 3TG that originates from facilities in the Covered Countries that are not considered conflict free; and (3) ensuring compliance with the KDP Conflict Minerals Policy.

Members from the Company’s Supply Chain, Legal, and Sustainability Teams were involved in the due diligence process, which was led by the Company’s Responsible Sourcing Team. Members of our Executive Leadership Team were briefed on the Company’s due diligence procedures and results, and reviewed and approved this Report.

Requirements related to Conflict Minerals and related due diligence activities are generally included in our most significant supplier contracts relating to Covered Products.

KDP has established a system of controls and transparency to determine the SORs in its 3TG supply chain by creating a process to engage Suppliers. KDP uses a third-party software platform to collect, store, analyze and aggregate Supplier data for reporting purposes. It is also used to send automated reminders to Suppliers throughout the due diligence process.

KDP provided Suppliers with links to the RMI e-learning academy and other resources. Throughout the due diligence process, KDP also engaged in ongoing communication and provided support to its Suppliers to facilitate the completion of their CMRTs.

In addition to the above, Suppliers and employees are encouraged to report any ethical concerns or violations by any KDP employee or agent acting on behalf of the supplier or KDP. Concerns or violations may be reported in the following ways:

•Online: KDRP.ethicspoint.com
•Mail: Attn: General Counsel | Keurig Dr Pepper | 6425 Hall of Fame Lane | Frisco, TX 75034
•Phone: U.S. & Canada: 800-349-4248 Outside of the U.S. & Canada: Dial your country’s AT&T direct access code available from http://www.business.att.com/collateral/access.html. Then, once prompted, dial 800-349-4248.

KDP retains Conflict Minerals documentation materials for five years after receipt.

Step 2: Identify and Assess Risks in the Supply Chain:

As described above, as part of its due diligence process KDP identified in scope Suppliers and requested that the Suppliers submit a completed CMRT.

Via our software platform, KDP then reviewed Suppliers’ completed CMRTs against a set of internally developed criteria for completeness and consistency.

For Suppliers that indicated in their responses that they or a supplier in their supply chain did use 3TG in their part(s) and/or product(s) during the Reporting Period and provided the applicable smelter or refiner information, the Company reconciled the reported SORs against the RMI Smelter Database, which contains RMAP SOR Conformance status. (Available to RMI members at http://www.responsiblemineralsinitiative.org/members/smelter-database/)

Step 3: Design and Implement a Strategy to Respond to Identified Risks:

Where SORs were reported that are not RMAP-Conformant or Active (engaged in the RMAP program but not yet audited), KDP sent a notice via the platform asking applicable Suppliers to either work with their supply-chain to request the smelter to participate in the RMAP audit program, and/or work to transition away from the smelter, depending on level of identified risk. There were also instances where inaccurate or outdated SOR information was reported to us, for example: smelters no longer in operation, or entities that could not be identified as known SORs. In these cases, we sent a notification to Suppliers asking them to work with their supply chain to obtain accurate smelter information. Our smelter action requests specified that we expect to see continuous improvement year over year in the reported smelter information.

In addition to the above, we also review our Suppliers’ CMRTs for due diligence activities, such as whether they have their own Conflict Minerals Policy. See the Due Diligence Results section below where we report on the number of Suppliers who provided a policy that indicates a commitment to reasonably ensuring that only conflict-free materials and components are used in products/parts that are sold to KDP.

Lastly, recognizing that the complexity of this issue requires a collaborative and cross-industry approach, we actively participate in the RMI’s China Smelter Engagement Team (the “China SET”). China SET’s purpose is to conduct coordinated outreach to SORs to encourage them to participate in RMAP or other equivalent third-party validation schemes. As a member of China SET, we work as the Single Point of Contact for five smelters to facilitate their engagement with RMI, including to communicate RMAP requirements to them, and to encourage them to maintain their status on the Conformant Smelter List.

Step 4: Carry Out Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices:

As a member of the RMI, KDP leverages information from the independent third-party audits of the SORs facilitated by initiatives such as the RMI’s RMAP and the London Bullion Market Association (LBMA), or Responsible Jewelry Council (RJC).

Step 5: Report Annually on Supply Chain Due Diligence:

As discussed above, KDP is reporting on supply chain due diligence by publishing a Conflict Minerals Report for the Reporting Period on KDP’s corporate website
(https://www.keurigdrpepper.com/en/our-company/ethics-and-compliance).

Due Diligence Results

2022 Reporting Season Smelter Overview

The total number of unique entities reported as SORs by the KDP supply base was 356.

•223 (63%) SORs were conformant to RMAP standards.
•23 (6%) SORs were not compliant RMAP standards.
•8 SORs (2%) have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment but have not been recognized as conformant by RMI at the time of reporting.
•80 SORs (22%) were in various stages of communication with RMI but had either not completed the relevant documents, scheduled an on-site assessment, or met the threshold for Due Diligence Vetting Process after a period of 6 months.
•22 SORs (6%) were categorized as Non-Eligible by RMI due to temporary or permanent closure of operations.

The following year over year (YoY) analysis will focus on the 246 SORs that have been confirmed by RMI as either conformant or non-conformant to RMAP standards.

Figure 1: YoY Comparison: Smelter Conformance/Non-Conformance

A list of all 246 conformant and non-conformant SORs identified during the due diligence process is included in Annex I to this Report.

Figure 2: YoY Comparison: Conformance % by Metal Type

Tungsten
86%
92%
Tin
68%
86%
Tantalum
100%
100%
Gold
59%
90%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
2021
2022

We also requested Suppliers provide a policy indicating their commitment to reasonably ensuring that only conflict free materials and components are used in products/parts sold to KDP. 100% of Suppliers provided a policy that meets this criterion.

Future Due Diligence Improvements

KDP plans to continue to improve its due diligence measures by taking the following steps, among others:
–Continuing to engage with Suppliers to obtain current, accurate and complete information about our supply chain;
–Continuing to partner with Suppliers to improve their own due diligence processes including their own conflict minerals policy; and
–Continuing to encourage Suppliers to request non-conformant smelters and/or smelters in different stages of engagement with RMI to participate in the RMAP audit program, and/or work to transition away from such SORs.

Because we rely on Suppliers to provide accurate and up to date SOR disclosures, it is critical for the success of KDP’s Conflict Minerals program that Suppliers also have “Established and Strong Management Systems” in accordance with the OECD Due Diligence Guidance for Responsible Mineral Supply Chains from Conflict-Affected and High-Risk Areas. To further evolve our program, in 2022 we asked one of our key contract manufacturers of Covered Products to pilot the RMI’s Downstream Assessment Program (DAP)3. Facilities participating in the DAP are asked to demonstrate that their mineral sourcing strategies are aligned with the OECD Due Diligence Guidance for Responsible Mineral Supply Chains from Conflict-Affected and High-Risk Areas, and to provide validated information about their due diligence activities. A sample of the results of this assessment were as follows:

•According to RMI’s assessment, there is no reason to believe goods directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the DRC or an adjoining country.
•However, the assessment also highlighted areas in which the Supplier’s program was not aligned with the OECD guidance. Areas of opportunity include:
◦Strengthening of Supplier’s Conflict Minerals policy, program management and due diligence, including, but not limited to, additional oversight of due diligence process by Supplier leadership.
◦Incorporation of Conflict Minerals policy into upstream supplier contracts and better upstream communication about Supplier’s mineral supply chain due diligence expectations.

In 2023 we plan to execute similar assessments with our remaining contract manufacturers and encourage contract manufacturers to close any OECD alignment gaps and assessment findings. We intend to do this through training and on-site workshops.

Determination

Based on the information obtained pursuant to the due diligence process described above, KDP believes that the SORs that may have been used to process the 3TG in KDP products include the SORs listed in Annex I below. The list of countries from which KDP believes the 3TG in their products may have originated, as well as any materials from recycled and scrap sources, is set forth in Annex II. The SOR information collected from our Suppliers continued to include a number of SORs that had not been audited and determined to be RMAP Conformant by the RMI, or any other recognized organization.

KDP has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with KDP’s Conflict Minerals Policy, may affect KDP’s future determinations.
3 https://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/downstream-program/

ANNEX I
List of Smelters and Refiners

The table below represents a consolidated list of conformant and non-conformant SORs (246 in total) identified by KDP’s Suppliers. The results are based on:
•Information provided by KDP’s Suppliers in their CMRTs; and
•The Conformance status indicated in the RMI Smelter Database as of April 17, 2023

“SOR Country” refers to the location of the SOR, not the source of minerals. Refer to Annex II for the list of countries from which 3TG may have originated.

SORs that have been validated by the RMAP program as Conformant (223 SORs):

Metal	Smelter Name	Country	Smelter ID
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147

Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Total			93

Metal	Smelter Name	Country	Smelter ID
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504

Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	Materion Newton Inc.	United States of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Total			32

Metal	Smelter Name	Country	Smelter ID
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	United States Of America	CID000292
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182

Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205

Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Total			61

Metal	Smelter Name	Country	Smelter ID
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	United States Of America	CID000966

Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	CID003388
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Total			37

SORs that have been validated by the RMAP program as Non-Conformant (23 SORs):

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Marsam Metals	Brazil	CID002606
Gold	Safimet S.p.A	Italy	CID002973
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Total			10

Metal	Smelter Name	Country	Smelter ID
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Total			10

Metal	Smelter Name	Country	Smelter ID
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Total			3

Annex II:
Countries from which the minerals in the Covered Products may have originated

Based on RMI’s Reasonable County of Origin Inquiry report, dated April 17, 2023, the countries of origin of 3TG processed by SORs listed in Annex I are believed to include the countries identified below. Note that the RMI RCOI report only includes information for SORs that are “Conformant” according to RMAP.

Gold

Andorra	Czechia	Korea, Republic Of	Sweden
Australia	France	Mexico	Switzerland
Austria	Germany	Netherlands	Taiwan, Province of China
Belgium	India	Philippines	Thailand
Brazil	Indonesia	Poland	Turkey
Canada	Italy	Singapore	United Arab Emirates
Chile	Japan	South Africa	United States of America
China	Kazakhstan	Spain	Uzbekistan

Tantalum

Brazil	Germany	Kazakhstan	United States of America
China	India	Mexico
Estonia	Japan	Russian Federation

Tin

Belgium	Indonesia	Philippines	Taiwan, Province of China
Bolivia	Japan	Poland	Thailand
Brazil	Malaysia	Russian Federation	United States of America
China	Peru	Spain	Vietnam

Tungsten

Austria	China	Korea, Republic Of	United States of America
Brazil	Germany	Philippines	Vietnam
China	Japan	Russian Federation